Exhibit 10.41

AGREEMENT AND GENERAL RELEASE

Manufacturers’ Services Ltd., 300 Baker Avenue, Concord Massachusetts 01742, its, affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Agreement as “Employer”), and Rodolfo Archbold, (“Employee”) agree that:

1.             Last Day of Employment.  Employee’s last day of employment with Employer is March 29, 2002.

2.             Termination Date.   Employee’s termination date is March 29, 2002.

3.             Consideration. In consideration for signing this Agreement and General Release and in compliance with the promises made herein, Employer agrees:

a.            To make or pay Base Salary continuation payments for a 12 months period following Termination Date (notwithstanding Employee’s death) less lawfully required deductions.  The total of such payments ($190,000), shall be payable in 26 equal installments in accordance with MSL’s payroll practices and procedures. Incentive Compensation (equal to your FY2002 target of $95,000) shall be payable in 26 equal installments of $3,653.85 less lawfully required deductions.  Employee will begin to be paid following receipt from the Employee in the form attached here to as Exhibit A. Salary continuation payments shall terminate upon your material breach of the Agreement with Respect to Confidential Information and Inventions and Non-Competition (the “Non-Competition Agreement”) dated December 28, 2000 and executed by Employee on March 20, 2001.

b.            if Employee elects to continue medical and dental coverage under the MSL medical and dental plans in accordance with the continuation requirements of COBRA, the Employee shall pay for the cost of said coverage as outlined in the COBRA communication that will be forwarded, by The Stanton Group, to the employee’s home address. The Employer shall pay the Employee, for up to eighteen (18) months, a monthly payment equivalent to the Company share (80%) of Medical and Dental Cobra costs. For the remainder of 2002, the payment will be a net payment of $5665.50. In 2003, the amount will be adjusted to reflect changes in COBRA rates and an additional nine months payment will be made in January 2003. Such payments will terminate if you terminate your participation in the COBRA coverage provided by the Employer and any excess payments made by the Employer to you shall be promptly repaid to Employer.

c.             Employee will be paid all unused vacation as of March 29, 2002 in the first paycheck following your termination date of March 29, 2002

d.             short and long term insurance disability will terminate on March 29, 2002

e.             Employee shall have until September 29, 2002 to exercise stock options which have vested as of Employee’s Termination Date as shown in the attached Exhibit A.

f.              Employee may continue to use Employee’s Laptop Computer.

4.             No Consideration Absent Execution of this Agreement.  Employee understands and agrees that he would not receive the monies and/or benefits specified in paragraph “3” above, except for his execution of this Agreement and General Release and the fulfillment of the promises contained herein.

5.             Revocation.  Employee may revoke this Agreement and General Release for a period of seven (7) days following the day he executes this Agreement and General Release.  Any revocation within this period must be submitted, in writing, to Dewayne E. Rideout and state, “I hereby revoke my acceptance of our Agreement and General Release.”  The revocation must be personally delivered to Dewayne E. Rideout or his designee, or mailed to:

                Mr. Dewayne E. Rideout

                Manufacturers’ Services Ltd

                300 Baker Ave Suite 106

                Concord MA 01742

and postmarked within seven (7) days of execution of this Agreement and General Release.  This Agreement and General Release shall not become effective or enforceable until the revocation period has expired.  If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Massachusetts, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

6.             General Release of Claim.  Except for rights arising under this Agreement and General Release, Employee knowingly and voluntarily releases and forever discharges Employer, its parent corporation, affiliates, subsidiaries, divisions, successors and assigns and the current and former employees, attorneys, officers, directors and agents thereof (collectively referred to throughout the remainder of this Agreements as “Employer”), of and from any and all claims, known and unknown, which the Employee has or may have against Employer as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of;

•                                          The National Labor Relations Act, as amended;

•                                          Title VII of the Civil Rights Act of 1964, as amended;

•                                          Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

•                                          The Employee Retirement Income Security Act of 1974, as amended;

•                                          The Immigration Reform Control Act, as amended;

•                                          The Americans with Disabilities Act of 1990, as amended;

•                                          The Age Discrimination in Employment Act of 1967, as amended;

•                                          The Fair Labor Standards Act, as amended;

•                                          The Occupational Safety and Health Act, as amended;

•                                          The Massachusetts Law Against Discrimination, G.L. c. 151B,

•                                          The Massachusetts Civil Rights Act, G.L. c. 93;

•                                          The Massachusetts Privacy Statute, G.L. c. 214, § 1B;

•                                          The Massachusetts Wage Payment Statute, G.L. c. 149, § 148 et seq.;

•                                          The Massachusetts Sexual Harassment Statute, G.L. c. 214 § 1C;

•                                          The Massachusetts Consumer Protection Act, G.L. c. 93A;

•                                          The Massachusetts Civil Rights Act, G.L. c. 12, § 11;

•                                          The Massachusetts Equal Rights Act, G.L. c. 93;

•                                          Equal Pay Law for Massachusetts, as amended;

•                                          Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

•                                          Any public policy, contract, tort, or common law; or

•                                          Any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters.

7.             Affirmations. Employee affirms that he has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Employer in any forum or form.  Employee further affirms that he has been paid and has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement and General Release.  Employee furthermore affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

8.             Confidentiality.  Employee agrees not to disclose any information regarding the existence or substance of this Agreement and General Release, except to his spouse, an attorney and accountant with whom Employee chooses to consult regarding his consideration of this Agreement and General Release.

9              No Future Application for Employment.  Employee shall not apply in the future for employment with Employer.

10.          Governing Law and Interpretation. This Agreement and General Release should be governed and conformed in accordance with the laws of the State of Massachusetts without regard to its conflict of laws provisions.  In the event the Employee or Employer breaches any provision of this Agreement and General Release, Employee and Employer affirm that either may institute an action to specifically enforce any term or terms of this Agreement and General Release.  Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

11.          Nonadmission of Wrongdoing.  Employee agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.

12.          Amendment.  This Agreement and General Release may not be modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement and General Release.

13.          Entire Agreement.  This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties.  Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement and General Release, except for those set forth in this Agreement and General Release.

EMPLOYEE HAS BEEN ADVISED IN WRITING THAT HE HAS AT LEAST FORTY-FIVE (45) DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND GENERAL RELEASE.

HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH “3” ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EMPLOYER.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

Manufacturers’ Services Ltd.

By:
Rodolfo Archbold	Dewayne E. Rideout
Senior Vice President, HR

Date	Date

4.30.02